Exhibit 5.2

November 23, 2005

The Board of Directors
New Viacom Corp.
1515 Broadway
New York, NY 10036

Ladies and Gentlemen:

        As Executive Vice President, General Counsel and Secretary of New Viacom Corp. (to be renamed Viacom Inc. in connection with the separation as described in the Registration Statement), a Delaware corporation ("New Viacom"), I am delivering this opinion to you in connection with the preparation and filing by New Viacom of a Registration Statement on Form S-4 (File No. 333-128821) with the Securities and Exchange Commission on October 5, 2005 (as amended, the "Registration Statement"), relating to the registration under the Securities Act of 1933, as amended (the "Securities Act") of the issuance of shares of New Viacom (to be named Viacom Inc. at the time of such issuance) class A common stock, par value $0.001 per share and New Viacom (to be named Viacom Inc. at the time of such issuance) class B common stock, par value $0.001 per share (the "Shares").

        In that connection, I have reviewed originals or copies of the following documents:

        (a)   The Registration Statement.

        (b)   The prospectus-information statement that forms a part of the Registration Statement.

        (c)   The Amended and Restated Certificate of Incorporation and Bylaws of New Viacom ("New Viacom's Certificate of Incorporation and Bylaws").

        (d)   The Form of Amended and Restated Certificate of Incorporation and the Form of Bylaws of New Viacom (to be renamed Viacom Inc.), which will be in effect upon the separation.

        (e)   Originals or copies of such other corporate records of New Viacom, certificates of public officials and of officers of New Viacom and its parent prior to the separation, Viacom Inc., and agreements and other documents as I have deemed necessary as a basis for the opinions expressed below.

        In my review, I have assumed:

        (a)   The genuineness of all signatures.

        (b)   The authenticity of the originals of the documents submitted to me.

        (c)   The conformity of the originals of any documents submitted to me as copies.

        (d)   As to matters of fact, the truthfulness of the representations made in certificates of public officials and officers of New Viacom and its parent prior to the separation, Viacom Inc.

I have not independently established the validity of the foregoing assumptions.

        Based on the foregoing and upon such other investigations as I have deemed necessary and subject to the qualifications set forth below, I am of the opinion that: when (i) the terms of the issuance of the Shares have been duly approved by New Viacom in conformity with New Viacom's Certificate of Incorporation and Bylaws and (ii) the Shares are issued and delivered by New Viacom (to be renamed Viacom Inc.) as provided in the Registration Statement, the Shares will be validly issued, fully paid and non-assesable.

        My opinion expressed above is limited to the General Corporation Law of the State of Delaware and I do not express any opinion herein concerning any other law.

        This opinion letter is rendered to you in connection with the transactions contemplated in the Registration Statement. This opinion letter may not be relied upon by you for any other purpose without my prior written consent.

        This opinion letter speaks only as of the date hereof. I expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this opinion letter that might affect the opinions expressed herein.

        I hereby consent to the use of this opinion as Exhibit 5.2 to the Registration Statement and to the use of my name under the caption "LEGAL MATTERS" contained in the Registration Statement. In giving this consent, I do not thereby concede that I come within the category of persons whose consent is required by the Securities Act or the general rules and regulations promulgated thereunder.

Very truly yours,
/s/ Michael D. Fricklas Michael D. Fricklas